EXHIBIT (c)

AMENDMENT
AMENDMENT No. 2 TO AN AGREEMENT FROM 05/18/1998
THAT WAS SIGNED in____ ON day ____ Month____, 2014

BETWEEN:    MOKED ITURAN LTD., PRIVATE COMPANY 51-218465-6
                        From Street__________________
                         ("Moked")

 ON THE ONE HAND

AND: 1. MOKED SERVICES, INFORMATION, MANAGEMENT, INVESTMENTS LTD., PRIVATE COMPANY 51-115929-8
                       From Street__________________

               2.      YEHUDA KAHANE LTD., PRIVATE COMPANY 51-218173-6
                        From Street__________________

3. F.K. GENERATORS AND EQUIPMENT LTD., PRIVATE COMPANY 51-129494-4
                        From Street__________________

               4.      GIDEON EZRA LTD., PRIVATE COMPANY 51-221036-0
                       From Street__________________

               5.      EFFI SHERATZKI, I.D. 51677128
                       From Street__________________

               6.      YIGAL (GIGI) SHANI, I.D. 00780523
                       From Street__________________

              Jointly and individually (the "Shareholders")

ON THE OTHER HAND

WHEREAS
On the date May 18, 1998 The parties signed on an agreement that is attached herein as Annex A (the "Agreement") and following this, on September 6, 2005 the parties signed on an amendment to the Agreement that is attached herein as Annex B (the "Amendment to the Agreement"; the Agreement and the Amendment to the Agreement together shall be referred as the "Original Agreement");

And WHEREAS
F.K. GENERATORS AND EQUIPMENT LTD., PRIVATE COMPANY 51-129494-4 hereinafter ("F.K GENERATORS") instructed Moked, according F.K. GENERATORS vested   right, to sell part of Company's Shares (as defined in the Agreement) that been held by Moked and reflects the whole relative portion of F.K. GENERATORS in Moked hereinafter ("the Shares in Sale");

And WHEREAS	the parties wish to amend the Original Agreement as follows:

Therefore, it was agreed, conditioned and have been declared by the parties as follows:

1.	All the terms in this Amendment shall have the same meaning as appears in the Original Agreement unless explicitly stated otherwise in in this Amendment.

2.	Clause 6.1 to the Agreement, shall be amended and shall be read after the amendment as follows:

"this Agreement shall become valid one business day before the date the first prospectus of the Company is made public, and shall remain valid so long as Moked shall hold at least 15% (Fifteen percent) of the issued share capital of the Company, or - if the Company's stock should not be registered for trade on the Stock Exchange following publication of the Company's first prospectus, according to the earlier of the two. For this purpose "holding" - as this term is defined in Section 1 of the Securities Law, 5728 - 1968."

3.
Immediately following the sale of all the Shares in Sale, F.K. Generators shall cease to be a party to the Original Agreement and of this Amendment, and shall not be bound by their liabilities and will not benefit from any right that is embedded in them.

4.
To the extent it is necessary (if at all), to amend the articles of association of the Company following the provisions of this Amendment, the parties hereby grant their consent to the execution of such amendment, and such consent shall be regarded as a binding decision of the Shareholders' Meeting of Moked.

5.	Except for the aforesaid, remainder provisions of the Original Agreement shall remain intact and in effect.

6.	In case of contradiction between the provisions of this Amendment and the provisions of the Original Agreement, the provisions of this Amendment shall prevail.

IN WITNESS WHEREOF, THE PARTIES HAVE SIGNED THIS AGREEMENT:

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MOKED SERVICES, INFORMATION, MAN                                                                                        MOKED ITURAN LTD.
AGEMENT, INVESTMENTS LTD.

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YEHUDA KAHANE LTD.

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F.K. GENERATORS AND EQUIPMENT, LTD.

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GIDEON EZRA LTD.

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EFFI SHERATZKI

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YIGAL (GIGI) SHANI